Exhibit 99.1

DARIOHEALTH CORP. PRICES OFFERING OF 1,450,000 SHARES OF COMMON STOCK

CAESAREA, ISRAEL, March 31, 2017 – DARIOHEALTH CORP. (“DARIO”) (NASDAQ: DRIO), a leading global digital health company with mobile health and big data solutions, announced the pricing of an underwritten public offering of 1,450,000 shares of its common stock at a public offering price of $3.10 per share. The gross proceeds to Dario from this offering are expected to be approximately $4,500,000, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Dario. The company intends to use the net proceeds from this offering for commercialization efforts of its products, including increased marketing and production expenses, and for general working capital purposes. Dario has granted the underwriters a 45-day option to purchase up to 217,500 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on April 5, 2017, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The shares described above are being offered by Dario pursuant to a shelf registration statement (File No. 333-212644) that was previously filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC's website located at www.sec.gov.  Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DarioHealth Corp.

DarioHealth Corp. is a leading global digital health company serving tens of thousands of users with dynamic mobile health solutions. We believe people deserve the best tools to manage their treatment, and harnessing big data, we have developed a unique way for our users to analyze and personalize their diabetes management. With our smart diabetes solution, users have direct access to track and monitor all facets of diabetes, without having the disease slow them down. The acclaimed Dario™ Blood Glucose Monitoring System all-in-one blood glucose meter and native smartphone app gives users an unrivaled method for self-diabetes management. DarioHealth is headquartered in Caesarea, Israel with a regional office in Burlington, Massachusetts. For more information, visit http://mydario.investorroom.com/.

Forward Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. (the "Company") related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" are intended to identify forward-looking statements.  For example, statements regarding the public offering, including the expected closing date and gross proceeds, are forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate and Media Contact

Shmuel Herschberg

Marketing Director

shmuel@mydario.com

+1-800-896-9062

DarioHealth Investor Relations Contact

Hayden IR

Rob Fink / Brett Maas

DRIO@HaydenIR.com

+1-646-415-8972 / +1-646-536-7331